Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-101226 of ManTech International Corporation of our report dated November 6, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 6, 2002 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
December 16, 2002